UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2012

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 10, 2012, XCel Brands, Inc. (the “Company”) and Todd Slater (“TS”), a director of the Company, entered into an amendment (the “Amendment”) to the agreement between the Company and TS related to the introduction of potential licensees by TS to the Company dated August 12, 2011 and amended on October 4, 2011 (the “Agreement”). Pursuant to the Amendment, the Company agreed to pay to Mr. Slater $163,000 as payment in full for (i) the cancellation of all amounts which are or may otherwise become due or payable to Mr. Slater under the terms of the Agreement for licensees already introduced to the Company by TS and which TS was entitled to fifteen percent (15%) of the revenues from such licensees under the Agreement, and (ii) the assignment to the Company of all such amounts payable directly to Mr. Slater pursuant to such license agreements.

This Current Report on Form 8-K contains a summary of the material terms of the Amendment.  The summary is subject to, and qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Amendment dated July 10, 2012 to the Royalty Agreement by and between the Company and Todd Slater dated as of August 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran Title: Chief Financial Officer

Date: July 12, 2012